UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2014

Jones Soda Co.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-28820	52-2336602
(Commission File Number)	(IRS Employer Identification No.)

1000 First Avenue South, Suite 100, Seattle, Washington	98134
(Address of Principal Executive Offices)	(Zip Code)

(206) 624-3357

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2014, Jones Soda Co. (the “Company”) entered into a lease agreement with 66 South Hanford Street Limited Partnership to rent 6,488 square feet of storage, warehouse and office space located at 66 S. Hanford Street, Seattle, Washington 98134 (the “New Lease”).

Concurrently with the New Lease, the Company entered into a Lease Termination and Surrender Agreement with 1000 Master Tenant, LLC (the “Lease Termination”) for the termination of the Company’s existing Sublease Agreement dated June 13, 2011 for premises located at 1000 First Avenue South, Seattle, Washington 98134 (the “Existing Sublease”).  The Lease Termination is to become effective on the day immediately prior to the commencement date for the New Lease.  Upon the effective date of the Lease Termination, the Company will be released from all of its obligations under the Existing Sublease except for incurred and unpaid rent, operating expenses and common area maintenance expenses.

Key effects of the Company entering into the New Lease and Lease Termination will be to reduce the Company’s monthly base rent by more than 50% from the monthly base rent due under the Existing Sublease, and to reduce the total amount of leased space.

Certain material terms of the New Lease are as follows:

Commencement Date:	Estimated March 1, 2015 (after substantial completion of certain improvements to be completed and paid for by the landlord)
Term:	5 years from the Commencement Date, estimated February 28, 2020
Renewal Option:	Renewable for additional 1-year terms
Base Rent:	Year 1 and Year 2 -- $8,110 per month Year 3 -- $8,369.52 per month Year 4 -- $8,629.04 per month Year 5 -- $8,888.56 per month
Additional Rent:	Pro rata share of taxes, utilities and other operating expenses, and common area maintenance expenses
Security Deposit:	$8,110

The New Lease also includes an option, exercisable during the term, for the Company to lease additional storage space in the basement.

The foregoing description of the material terms of the New Lease and the Lease Termination do not purport to be complete and are qualified in their entirety by reference to the complete copies of such agreements which are attached as Exhibits 10.1 and 10.2 to this Current Report and incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement

On December 31, 2014, the Company entered into a Lease Termination and Surrender Agreement with 1000 Master Tenant for the termination of that certain Sublease Agreement dated June 13, 2011 for premises located at 1000 First Avenue South, Seattle, Washington 98134.  The Lease Termination is to become effective on the day immediately prior to the commencement date for the New Lease.  Upon the effective date of the Lease Termination, the Company will be released from all of its obligations under the Existing Sublease, except for incurred and unpaid rent, operating expenses and common area maintenance expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Agreement dated December 31, 2014, by and between 66 South Hanford Street Limited Partnership and Jones Soda Co.
10.2	Lease Termination and Surrender Agreement dated December 31, 2014, by and between 1000 Master Tenant, LLC and Jones Soda Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO. (Registrant)

January 6, 2015	By:	/s/ Mark Miyata
Mark Miyata, Vice President of Finance

Exhibit Index

10.1	Lease Agreement dated December 31, 2014, by and between 66 South Hanford Street Limited Partnership and Jones Soda Co.
10.2	Lease Termination and Surrender Agreement dated December 31, 2014, by and between 1000 Master Tenant, LLC and Jones Soda Co.